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EXHIBIT 10.98
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        CONSULTING AGREEMENT


This Consulting Agreement is made as of the 8th day of November, 2000, by and between deJong & Associates, Inc., a California corporation
("Consultant"), and USURF America, Inc., a Nevada corporation (the "Company").


        WHEREAS, Consultant possesses experience in the field of business consulting services, promotion and investor relations services to companies for investors, stock brokerages and the investment community, in general; and


      WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock listed on the American Stock Exchange under the symbol
"UAX"; and


       WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.


NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:


     1. The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to business consulting services, promotion and investor relations services, on behalf of the Company.
Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A" attached hereto and incorporated herein by this reference, throughout the term of this Agreement. Consultant agrees that it shall be responsible for ordinary, day-to-day expenses incurred in its performance hereunder. The Company shall however be responsible for all Postage and Printing expenses, which shall be reimbursable on a monthly basis, upon receipt by the Company of an invoice from Consultant in respect thereof. All other expenses, such as road shows, traveling and accommodation shall be negotiated on a case-by-case basis.


        It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.


       2. The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue for one year. This
Agreement may be terminated by either party, without cause, after 90 days from the date of mutual execution hereof.


     3. In consideration of the services to be performed by Consultant, the Company agrees to pay to Consultant the compensation set forth on Exhibit
"B" attached hereto and incorporated herein by this reference.


        4.      The Company represents and warrants to Consultant that:


             A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.


                B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.


                C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.


        5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant, including each of its affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.


               Consultant agrees that he will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company's legal counsel.


                Consultant acknowledges that, in light of the fact that Consultant is in a special relationship with the Company due to the entrusting by the Company to Consultant of non-public, material "inside" information concerning the Company, the relationship between the Company and Consultant shall be that of a special relationship.


                Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.


        6. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.


                Notices shall be addressed to Consultant at:


                        de Jong & Associates, Inc.
                        Attention: Ronald de Jong
                        345 South Coast Highway 101
                        Suite E
                        Encinitas, California 92024


                and to the Company at:


                        USURF America, Inc.
                        Attention: David M. Loflin
                        8748 Quarters Lake Road
                        Baton Rouge, Louisiana 70809


                with a copy to:


                        Newlan & Newlan, Attorneys at Law
                        819 Office Park Circle
                        Lewisville, Texas 75057


        7.      Miscellaneous.


                A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association
(the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.


                B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.


                C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.


                D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.


                                                USURF AMERICA, INC.



                                                By: /s/ David M. Loflin
                                                        David M. Loflin
                                                        President


                                                de JONG & ASSOCIATES, INC.



                                                By: /s/ Ronald de Jong
                                                        Ronald de Jong
                                                        its authorized
                                                         representative



        Exhibit "A"
        Consulting Agreement
        de Jong & Associates, Inc.



        SERVICES TO BE PERFORMED BY CONSULTANT
        ON BEHALF OF THE COMPANY


The consulting services to be provided by Consultant under the Consulting Agreement to which this Exhibit "A" is attached include, but shall not be limited to:


        advise the Company and providing assistance in the area of investor relations, and to bring the Company to the favorable attention of the investment community, in general.


        promote meetings and communications in which the public and securities industry professionals shall be introduced to the Company, as circumstances may require.


        assist the Company in the development of due diligence packages for delivery to brokers, investors and analysts, as needed.


        assist the Company in the development of a corporate recognition program that, if requested by the Company, identifies Consultant as the point of contact for brokers and investors.


        coordinate with other outside consultants engaged by the Company during the term of the Consulting Agreement to which this Exhibit "A" is attached.


        assist the Company in identifying and contracting with required professionals, as needed.


Consultant shall perform these services with the understanding that the above-referenced services will be performed in various parts of the United States and that the Company will have the option of making presentations at any meeting arranged for the Company.


It is understood that there may be times when the Company does not utilize the services or advice of Consultant. Any such failure of the Company to use, or seek in writing, Consultant's advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.




        Exhibit "B"
        Consulting Agreement
        de Jong & Associates, Inc.



        COMPENSATION TO BE PAID
        BY THE COMPANY TO CONSULTANT


As full payment for Consultant's services under the Consulting Agreement (the "Agreement") to which this Exhibit "B" relates, Consultant shall receive, upon execution of, the following:


       As a commitment fee, 100,000 shares of Company Common Stock, which shares shall be valued at a price of $.5625 per share, or $56,250, in the aggregate. In addition, the Company shall deliver to Consultant a warrant to purchase up to 35,000 shares of Company Common Stock, at an exercise price of $1.00 per share. Such warrant shall expire on the date that is three years from the date of its issuance.


        If, at any time during the term of the Agreement to which this Exhibit "B" relates, the bid price of the Company's Common Stock, as reported by the American Stock Exchange, shall equal or exceed $1.50 per share, the Company shall immediately deliver to Consultant a warrant to purchase up to 35,000 shares of Company Common Stock, at an exercise price of $1.00 per share. Such warrant shall expire on the date that is three years from the date of its issuance.


        If, at any time during the term of the Agreement to which this Exhibit "B" relates, the bid price of the Company's Common Stock, as reported by the American Stock Exchange, shall equal or exceed $2.00 per share, the Company shall immediately deliver to Consultant a warrant to purchase up to 35,000 shares of Company Common Stock, at an exercise price of $1.00 per share. Such warrant shall expire on the date that is three years from the date of its issuance.


        If, at any time during the term of the Agreement to which this Exhibit "B" relates, the bid price of the Company's Common Stock, as reported by the American Stock Exchange, shall equal or exceed $2.50 per share, the Company shall immediately deliver to Consultant a warrant to purchase up to 35,000 shares of Company Common Stock, at an exercise price of $1.00 per share. Such warrant shall expire on the date that is three years from the date of its issuance.


        As further compensation to Consultant, the Company shall deliver to Consultant cash in the amount of $15,000 on the dates that are 90 days, 180 days and 270 days following the date of the Agreement to which this Exhibit "B" relates.


The Company shall cause all 100,000 commitment shares and all of the shares underlying all of the warrants to be issued to Consultant hereunder to be registered, at the Company's expense, pursuant to a Registration Statement on Form S-1 currently pending with the SEC. Consultant shall be named as a selling shareholder in such Registration Statement.


Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to the Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.


Consultant represents and warrants that it has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that it is aware that the Company currently lacks adequate capital to pursue its full plan of business, specifically, that the Company currently lacks capital with which to exploit its proprietary Wireless Internet access technology.


Consultant acknowledges that the share certificate or certificates and the warrant certificate or certificates of the Company issued to it pursuant to this Agreement will bear a legend restricting future transfer in the following , or similar, form:


"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."